UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 12, 2017

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
As previously reported, on December 14, 2016, NeuStar, Inc. (“Neustar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aerial Topco, L.P. (“Parent”) and Aerial Merger Sub, Inc. (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Neustar, with Neustar surviving as a wholly-owned subsidiary of Parent (the “Merger”).
Under the terms of the Merger Agreement, under certain specified conditions, either party may terminate the Merger Agreement if the Merger has not been completed on or before June 14, 2017 (the “Outside Date”), subject to extension by either party for a period of up to three months if the required regulatory approvals have not been obtained by that date. On June 12, 2017, and in accordance with the terms of the Merger Agreement, Neustar extended the Outside Date from June 14, 2017 to September 14, 2017.
On June 12, 2017, Neustar received written notification from the Committee on Foreign Investment in the United States (“CFIUS”) that it will not take action to prevent the transactions contemplated by the Merger Agreement from being consummated. Receipt of the written notification from CFIUS satisfies one of the conditions to the closing of the Merger, which remains subject to the receipt of approval from the Federal Communications Commission and the satisfaction or waiver of other customary closing conditions. Neustar continues to expect the Merger to be completed no later than the extended Outside Date.
Cautionary Statement Regarding Forward-Looking Statements
This announcement contains forward-looking statements, including the expected timing of the closing of the transaction. These statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approvals for the transaction, the possibility that the transaction may not close, the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, the reaction to the transaction of Neustar’s customers and business partners, the reaction of competitors to the transaction, the retention of Neustar employees, and the disruption of management’s attention from Neustar’s ongoing business operations due to the transaction.
More information about these and other factors can be found in Neustar’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. Neustar disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	June 13, 2017	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)